                                                                     EXHIBIT 3.4

                          CERTIFICATE OF DESIGNATIONS
                                      OF
                SERIES C CUMULATIVE CONVERTIBLE PREFERRED STOCK
                                      OF
                             THE WISER OIL COMPANY

                        Pursuant to Section 151 of the
                       Delaware General Corporation Law


     The Wiser Oil Company, a Delaware corporation (the "Corporation"), does hereby certify in accordance with Section 103 of the Delaware General Corporation Law (the "DGCL") that the following resolution was duly adopted by action of the Board of Directors of the Corporation (the "Board"):

     RESOLVED, that pursuant to the authority expressly granted to and vested in the Board by the provisions of Article Fourth of the Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), and pursuant to Section 151 of the DGCL, the Board hereby creates a series of preferred stock of the Corporation and hereby states that the voting powers, designations, preferences and relative, participating, optional or other special rights of which, and qualifications, limitations or restrictions thereof (in addition to the provisions set forth in the Certificate of Incorporation which are applicable to the preferred stock of all classes and series), shall be as follows:

     Section 1.     Number of Shares and Designation.
                    --------------------------------

     This series of preferred stock shall be designated as the Series C Cumulative Convertible Preferred Stock (the "Series C Preferred"), and the number of shares that shall constitute such series shall be 1,000,000 shares, par value $10.00 per share (the "Shares"), which number may be decreased (but not below the number thereof then outstanding) from time to time by the Board.

     Section 2.     Dividends.
                    ---------

     2A.  General Obligation.  When, as and if declared by the Board and to the
          ------------------
extent permitted under the DGCL, the Corporation shall pay preferential dividends in cash or Common Stock (as defined in Section 11 hereof) to the holders of the Series C Preferred as provided in this Section 2. Dividends on each Share of the Series C Preferred shall accrue on a daily basis at the rate of seven percent (7%) per annum of the Liquidation Value (as defined in Section 11 hereof) of such Share from and including the date of issuance of such Share to and including the first to occur of (i) the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is due and payable to the holder thereof in connection with the Liquidation (as defined in
Section 3 hereof) of the Corporation, (ii) the date on which such Share is converted into shares of Common Stock hereunder or (iii) the date on which such Share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends.
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     2B.  Dividend Payment Dates.  All dividends that have accrued on the Series
          ----------------------
C Preferred shall be payable on March 31, June 30, September 30 and December 31 of each year, beginning on the first such date immediately following the Closing Date (as defined in Section 11 hereof) (the "Dividend Payment Dates"). All dividends that have accrued on each Share outstanding during the three-month period (or other period in the case of an initial Dividend Payment Date) ending upon such Dividend Payment Date shall be accumulated and shall remain accumulated dividends with respect to such Share until paid to the holder thereof; provided, however, that accumulations of dividends accrued on the Series C Preferred shall not bear interest. If a Dividend Payment Date falls on any date other than a Business Day (as defined in Section 11 hereof), the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date, with the same effect as if paid on the Dividend Payment Date without any additional accrual of dividends payable in respect of such delay. Dividends payable on each Dividend Payment Date shall be paid to record holders of the Shares as they appear on the books of the Corporation at the close of business on a date fixed by the Board not more than 60 days immediately preceding the applicable Dividend Payment Date. Cumulative and unpaid dividends on Series C Preferred for any past quarterly dividend periods may be paid at any time, without reference to any regular Dividend Payment Date, to holders of record of such Shares on such date, not exceeding 60 days immediately preceding the payment date thereof, as may be fixed by the Board.

     2C.  Distribution of Partial Dividend Payments.  Except as otherwise
          -----------------------------------------
provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series C Preferred, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Shares held by each such holder.

     2D.  Payment of Dividends  in Common Stock.  The Corporation shall have the
          -------------------------------------
option of paying dividends accruing on the Series C Preferred either in cash, by the issuance or delivery of shares of Common Stock ("PIK Dividends") or any combination thereof. If the Corporation elects to pay any dividends accruing on the Series C Preferred not in cash but as PIK Dividends, the number of shares of Common Stock to be issued or delivered in payment of such dividends shall be determined by dividing the amount of cash that would otherwise be paid by the average Market Price (as defined in Section 11 hereof) of the Common Stock for the 10 trading days immediately preceding (but not including) the date of payment of such PIK Dividend. If the Corporation pays PIK Dividends, such payment in shares of Common Stock shall be made pro rata among the holders of the Series C Preferred based upon the aggregate accrued but unpaid dividends on the Shares held by each such holder, with cash paid in lieu of the issuance of fractional shares of Common Stock to the extent permitted under the Corporation's Loan Agreements (as defined in Section 11 hereof); any amounts not payable in lieu of fractional shares due to restrictions in the Loan Agreements shall continue to be payable as accrued and unpaid dividends. All shares of Common Stock when issued or delivered as PIK Dividends under this Section 2D shall be duly and validly issued, fully paid and nonassessable and shall be free from all taxes (other than income taxes payable by the holder) with respect to the issue thereof and all liens, charges and encumbrances created by, through or under the Corporation. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of the issuance of PIK Dividends, a number of shares of Common Stock it reasonably determines will be required to be issued as PIK Dividends. The Corporation shall take all such actions as may be reasonably necessary to assure that

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all shares of Common Stock to be issued or delivered as PIK Dividends may be issued or delivered without violation of any applicable law or governmental regulation and shall use commercially reasonable efforts to satisfy any requirements of any domestic securities exchange upon which shares of Common Stock may be listed with respect to the issuance or delivery of PIK Dividends (except for official notice of issuance, which shall be immediately delivered by the Corporation upon each such issuance).

     Section 3.     Liquidation.
                    -----------

     Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation"), each holder of Series C Preferred shall be entitled to receive, out of the assets of the Corporation available for distribution to stockholders, before any distribution or payment is made upon any Junior Securities (as defined in Section 11 hereof), an amount in cash equal to the aggregate Liquidation Value of all Shares held by such holder plus all accrued and unpaid dividends thereon through the effective date of the Liquidation. After payment to the holders of the Series C Preferred in full of the preferential amounts provided for in this Section 3, the holders of Series C Preferred shall have no right or claim to any of the remaining assets of the Corporation. If upon any Liquidation the Corporation's assets to be distributed among the holders of the Series C Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 3, then the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends thereon through the effective date of the Liquidation) of the Series C Preferred held by each such holder. Not less than 30 days prior to the payment date stated therein, the Corporation shall mail written notice of any such Liquidation to each record holder of Series C Preferred as of a date at least three Business Days prior to the mailing of such notice, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share of the Series C Preferred and each share of Common Stock in connection with such Liquidation (assuming no conversion of Shares into Common Stock). At any time prior to a Liquidation, the holders of the Series C Preferred shall be entitled to convert their Shares into Common Stock in accordance with the provisions of
Section 6 hereof. Neither the consolidation or merger of the Corporation into or with any other entity or entities (whether or not the Corporation is the surviving entity), nor the sale, conveyance, exchange or transfer (for cash, securities or other consideration) by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation nor any other form of recapitalization or reorganization affecting the Corporation shall be deemed to be a Liquidation within the meaning of this Section 3.

     Section 4.     Priority of Series C Preferred on Dividends and Redemptions.
                    -----------------------------------------------------------

     So long as any Series C Preferred remains outstanding, without the prior written consent of the holders of at least two-thirds of the outstanding Shares, and except for any repurchases of Common Stock in odd-lot tender offers, the Corporation shall not, nor shall it permit any Subsidiary (as defined in Section 11 hereof) to, redeem, purchase or otherwise acquire directly or indirectly for value any Junior Securities, nor shall the Corporation declare or pay any dividend or make any distribution upon any Junior Securities, if at the time of or immediately after any such redemption, purchase, acquisition, dividend or distribution the Corporation has failed to pay the full amount of dividends accrued on the Series C Preferred for all quarterly dividend periods terminating on or prior

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to the date on which such redemption, purchase, acquisition, dividend or distribution is to occur; provided that the foregoing shall not prohibit the purchase or other acquisition of Junior Securities or rights to acquire Junior Securities from directors, officers or employees of the Corporation or its Subsidiaries in connection with the termination of their directorships or employment.

     Section 5.     Voting Rights.
                    -------------

     5A.  Voting Procedures.  The holders of the Series C Preferred shall be
          -----------------
entitled to notice of all meetings of the Corporation's stockholders in accordance with the Corporation's bylaws and applicable law. Each Share of Series C Preferred shall have one (1) vote per Share, except that when the holders of the Series C Preferred and the Common Stock shall vote together as a single class, then each holder of Series C Preferred shall be entitled to the number of votes with respect to such holder's Shares of Series C Preferred equal to the number of whole shares of Conversion Stock (as defined in Section 11 hereof) into which such Shares would have been converted under the provisions of
Section 6A hereof (whether or not such holder is then entitled to convert such Shares under such Section) at the Conversion Price (as defined in Section 11 hereof) in effect on the record date for determining stockholders entitled to vote on such matters or, if no record date is specified, as of the date of such vote.

     5B.  General Voting Rights.  The holders of the Series C Preferred shall
          ---------------------
vote together as a single class with the holders of the Common Stock as provided in Section 5A hereof on all matters submitted to a vote of the holders of the Common Stock. Except as otherwise expressly provided herein or by applicable law, the holders of the Shares of Series C Preferred shall not be entitled to vote as a separate class on any matters submitted to a vote of the stockholders.

     5C.  Special Voting Rights.  In addition to the voting rights provided in
          ---------------------
Section 5B hereof and any voting rights provided by applicable law, so long as any Series C Preferred remains outstanding, (i) the holders of at least two-thirds of the Series C Preferred outstanding must approve, voting separately as a class, any amendment to the Certificate of Incorporation that would alter or change the powers, preferences or special rights of the Shares of Series C Preferred so as to affect them adversely and (ii) the holders of a majority of the Series C Preferred outstanding must approve, voting separately as a class, any proposed issuance of capital stock of the Corporation that ranks pari passu with or senior to the Series C Preferred as to dividends or assets, or any proposed issuance of capital stock of the Corporation that is required to be redeemed by the Corporation at any time that any Shares of Series C Preferred are outstanding, whether upon the occurrence of certain events or otherwise.

     Section 6.     Conversion.
                    ----------

     6A.  Conversion at Option of Holder.
          ------------------------------

          (i) At any time and from time to time after the 90th day following the Closing Date, any holder of Series C Preferred may convert all or any portion of the Series C Preferred held by such holder into a number of shares of Common Stock computed by dividing (x) the total amount of Liquidation Value (plus the aggregate accrued but unpaid dividends, if any) represented by the Shares to be converted by (y) the Conversion Price then in effect.

          (ii) Each conversion of Series C Preferred pursuant to this Section 6A shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Series C Preferred to be converted (duly endorsed or assigned to the Corporation or in blank) have been surrendered for conversion during normal business hours at the principal office of the Corporation, accompanied by written notice to the Corporation that the holder thereof elects to convert all or any portion of such Shares. Notwithstanding the immediately preceding sentence, if a conversion of Series C Preferred pursuant to this Section 6A is to be made in connection with or in anticipation of a material transaction affecting the Corporation, such conversion may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion (a) shall not be deemed to be effective until immediately prior to the consummation of such transaction and (b) shall be made based upon the Conversion Price in effect immediately prior to the consummation of such transaction.

     6B.  Mandatory Conversions.
          ---------------------

          (i) If, at any time from and after the Closing Date, the Market Price of the Common Stock exceeds $10.00 per share (which amount shall be proportionately adjusted for any recapitalization, stock split, reverse stock split, stock dividend or similar event resulting in a change in the shares of Common Stock) on each of 60 consecutive trading days, then all Shares of the Series C Preferred then outstanding shall automatically be deemed to have been surrendered by the holders thereof for conversion (and shall be automatically converted) into shares of Common Stock as provided in the next following sentence effective as of the close of business on the last day of such 60-day period. Each holder's Shares of Series C Preferred shall be converted into a number of shares of Common Stock computed by dividing (x) the total amount of Liquidation Value (plus the aggregate accrued but unpaid dividends, if any) represented by such holder's Shares by (y) the Conversion Price in effect as of the close of business on the last day of such 60-day period.

          (ii) The Corporation shall have the right, at its sole option, to convert all, but not less than all, of the then outstanding Shares of Series C Preferred into shares of Common Stock as provided in the next following sentence effective as of the close of business on the Business Day immediately preceding the date of consummation of any Corporate Change (as defined in Section 6G hereof); provided, however, that such conversion shall be subject to and conditioned upon the consummation of such Corporate Change. If the Corporation elects to exercise this special conversion right and the Corporate Change is consummated, each holder's Shares of Series C Preferred shall automatically be deemed to have been surrendered by such holder for conversion (and shall be automatically converted) into a number of shares of Common Stock computed by dividing (x) the total amount of Liquidation Value (plus the aggregate accrued but unpaid dividends, if any) represented by such holder's Shares by (y) the Conversion Price in effect as of the close of business on the Business Day immediately preceding the date of consummation of such Corporate Change. The Corporation may exercise this special conversion right by mailing to the holders of record of the Series C Preferred at least 20 days in advance of the expected effective date of the Corporate Change a written notice of its election to do so, which notice shall include (a) a summary description of the Corporate Change, (b) a statement that the Corporation elects to exercise its special conversion right under this Section 6B(ii) in connection with such Corporate Change and (c) the expected effective date of such Corporate Change. The exercise by the Corporation of this special conversion right shall be irrevocable.

          (iii) All Shares of the Series C Preferred that remain outstanding at the close of business on the Mandatory Conversion Date (as defined in Section 11 hereof) shall automatically be deemed to have been surrendered by the holders thereof for conversion (and shall be automatically converted) into shares of Common Stock as provided in the next following sentence effective as of the close of business on the Mandatory Conversion Date. Each holder's Shares of Series C Preferred shall be converted into a number of shares of Common Stock computed by dividing (x) the total amount of Liquidation Value (plus the aggregate accrued but unpaid dividends, if any) represented by such holder's Shares by (y) the Conversion Price in effect as of the close of business on the Mandatory Conversion Date.

     6C.  Conversion Procedures.
          ---------------------

          (i) At the time any conversion of Series C Preferred pursuant to this Section 6 has been effected, the rights of the holder of the Shares converted as a holder of Series C Preferred shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

          (ii) As soon as practicable after a conversion of Series C Preferred pursuant to this Section 6 has been effected (but in any event within five Business Days thereafter), the Corporation shall deliver or cause to be delivered to the record holder of the Shares converted:

                 (a) unless in book-entry form, a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as such holder has specified;

                 (b) payment in cash of the amount, if any, payable under subparagraph (vi) below with respect to fractional shares upon such conversion; and

                 (c) a certificate representing any Shares of Series C Preferred that were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted;

provided, however, that in the event of a conversion of the Series C Preferred pursuant to Section 6B hereof, the items referred to in clauses (a) and (b) above shall be delivered as soon as practicable (but in any event within five Business Days) after the certificates representing the Shares are actually surrendered for conversion during normal business hours at the principal office of the Corporation.

          (iii) The issuance or delivery of certificates for shares of Conversion Stock upon conversion of Series C Preferred shall be made without charge to the holders of such Series C Preferred for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the record holder of Shares converted.

          (iv) The Corporation shall not close its books against the transfer of Series C Preferred or of Conversion Stock issued or issuable upon conversion of Series C Preferred in any manner that interferes in any material respect with the timely conversion of Series C Preferred. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approvals prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

          (v) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of issuance upon the conversion of the Series C Preferred, such number of shares of Common Stock issuable upon the conversion of all outstanding Series C Preferred. All shares of Common Stock which are so issuable shall be free of preemptive rights and shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes (other than income taxes payable by the holder) with respect to the issue thereof and all liens, charges and encumbrances created by, through or under the Corporation. The Corporation shall not take any action which would cause the number of authorized but unissued shares of Common Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Series C Preferred.

          (vi) If any fractional interest in a share of Conversion Stock would, except for the provisions of this subparagraph (vi), be delivered upon any conversion of the Series C Preferred, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the third Business Day preceding the date of conversion to the extent permitted under the Corporation's Loan Agreements.

     6D.  Conversion Price.
          ----------------

          (i) The initial Conversion Price shall be $4.25. In order to prevent dilution of the conversion rights granted under this Section 6, the Conversion Price shall be subject to adjustment from time to time pursuant to this Section 6D.

          (ii) If and whenever after the Closing Date, the Corporation issues or sells for cash, marketable securities or cash equivalents, or in accordance with Section 6E hereof is deemed to have issued or sold for cash, marketable securities or cash equivalents, any Common Stock for a consideration per share less than the average Market Price of the Common Stock for the 30 trading days immediately preceding (but not including) the date of such issue or sale, then immediately upon such issue or sale the Conversion Price shall be reduced to the Conversion Price determined by multiplying the Conversion Price in effect immediately prior to such issue or sale by a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock Deemed Outstanding (as defined in Section 11 hereof) immediately prior to such issue or sale plus
(2) the number of shares of Common Stock which the aggregate consideration received (and deemed to be received hereunder) by the Corporation upon such issue or sale would purchase at such average Market Price, and the denominator of which shall be the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

          (iii) Notwithstanding anything contained herein to the contrary, no adjustment of the Conversion Price pursuant to this Section 6D or Section 6E hereof shall be made (a) upon the issuance or conversion of Series C Preferred or the payment of any PIK Dividend, (b) upon the issuance or sale of Common Stock, Options (as defined in Section 11 hereof) or Convertible Securities (as defined in Section 11 hereof) to directors, officers and employees of the Corporation and its Subsidiaries pursuant to the terms of any employee benefit or similar plans of the Corporation or any of its Subsidiaries, including the issuance or sale of Common Stock pursuant to any such Options or Convertible Securities as are outstanding as of the Closing Date, (c) upon the issuance or sale of Common Stock or Options pursuant to the terms of the Warrant Agreement (as defined in Section 11 hereof), (d) on account of any change in the terms of or any expiration or termination of any of the Options or Convertible Securities referred to in clauses (b) and (c) above or (e) in connection with any of the events or upon the issuance or sale of any Common Stock, Options or Convertible Securities referred to in Sections 7 and 8 hereof.

     6E.  Effect on Conversion Price of Certain Events.  For purposes of
          --------------------------------------------
determining the adjusted Conversion Price under Section 6D hereof, the following shall be applicable:

          (i)    Issuance of Options.  If the Corporation in any manner grants,
                 -------------------
issues or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon the exercise of such Options, is less than the average Market Price of the Common Stock for the 30 trading days immediately preceding (but not including) the date of such grant, issue or sale of Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting, issue or sale of such Options for such price per share. For purposes of this Section 6E(i), the "price per share for which Common Stock is issuable" shall be determined by dividing (a) the total amount, if any, received or receivable by the Corporation as consideration for the granting, issue or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

          (ii)   Issuance of Convertible Securities.  If the Corporation in any
                 ----------------------------------
manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the average Market Price of the Common Stock for the 30 trading days immediately preceding (but not including) the date of such issue or sale of Convertible Securities, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible

Securities for such price per share. For purposes of this Section 6E(ii), the "price per share for which Common Stock is issuable" shall be determined by dividing (a) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (b) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this
Section 6, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

          (iii)  Change in Option Price or Conversion Rate.  If the purchase
                 -----------------------------------------
price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of Section 6E, if the terms of any Option or Convertible Security are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Conversion Price hereunder to be increased.

          (iv)   Treatment of Expired Options and Unexercised Convertible
                 --------------------------------------------------------
Securities.  Upon the expiration of any Option or the termination of any right
----------
to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided that if the Corporation shall accelerate the expiration of any Option or the termination of any right to convert or exchange any Convertible Security, such adjustment shall not be effective until 15 days after written notice thereof has been given to all holders of the Series C Preferred. For purposes of Section 6E, the expiration or termination of any Option or Convertible Security which was outstanding as of the Closing Date shall not cause the Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the Closing Date.

          (v)    Calculation of Consideration Received.  If any Common Stock,
                 -------------------------------------
Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, marketable securities or cash equivalents, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (before deducting any expenses, discounts or commissions paid or incurred in connection with such issue or sale).

          (vi)   Integrated Transactions.  In case any Option is issued in
                 -----------------------
connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

          (vii)  Treasury Shares.  The number of shares of Common Stock
                 ---------------
outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held to any person other than the Corporation or any Subsidiary shall be considered an issue or sale of Common Stock.

          (viii) Record Date.  If the Corporation takes a record of the
                 -----------
holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be, unless subsequently abandoned.

     6F.  Subdivision or Combination of Common Stock.  If the Corporation at any
          ------------------------------------------
time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

     6G.  Corporate Change.  Any recapitalization, reorganization,
          ----------------
reclassification, consolidation, merger or sale of all or substantially all of the Corporation's assets, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets in exchange for Common Stock, is referred to herein as a "Corporate Change". Prior to the consummation of any Corporate Change, the Corporation shall make appropriate provisions to insure that each of the holders of Series C Preferred shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Series C Preferred, such shares of stock, securities or assets as such holder would have received in connection with such Corporate Change if such holder had converted its Series C Preferred immediately prior to such Corporate Change. In each such case, the Corporation shall also make appropriate provisions to insure that the provisions of this Section 6 and Sections 7 and 8 hereof shall thereafter be applicable to the Series C Preferred (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of Series C Preferred, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale unless, prior to the consummation thereof, the successor entity (if other than the

Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. The provisions of this Section 6G shall not apply in the event of a conversion of the Series C Preferred pursuant to Section 6B hereof prior to the consummation of the Corporate Change.

     6H.  Certain Events.  If any event occurs of the type contemplated by the
          --------------
provisions of this Section 6 but not expressly provided for by such provisions, then the Board shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Series C Preferred; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 6 or decrease the number of shares of Conversion Stock issuable upon conversion of each share of Series C Preferred.

     6I.  Notices.
          -------

          (i) As promptly as practicable after any adjustment of the Conversion Price hereunder, the Corporation shall give written notice thereof to all holders of Series C Preferred, setting forth in reasonable detail and certifying the calculation and the effective date of such adjustment. In addition, the Corporation shall give written notice to all holders of Series C Preferred of any conversion of the Series C Preferred pursuant to Section 6B hereof within five Business Days after the effective date of such conversion.

          (ii) The Corporation shall give written notice to all holders of Series C Preferred at least 15 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock or (b) with respect to any pro rata subscription offer to holders of Common Stock.

          (iii) The Corporation shall also give written notice to all holders of Series C Preferred of any proposed Corporate Change at least 20 days prior to the date on which any Corporate Change is expected to take place.

     6J.  Calculations.  If the amount of any adjustment of the Conversion Price
          ------------
required pursuant to this Section 6 would be less than 1% of the Conversion Price in effect at the time such adjustment is otherwise so required to be made, such amount shall be carried forward and an adjustment with respect thereto made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate at least 1% of such Conversion Price. All calculations under this Section 6 shall be made to the nearest one-tenth of a cent ($.001).

     Section 7.     Liquidating Dividends.
                    ---------------------

     If the Corporation pays a dividend upon the Common Stock payable otherwise than in cash or other property out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Corporation shall pay to the holders of Series C Preferred at the time of payment thereof the Liquidating Dividends which would have been paid on the shares of Conversion Stock had such Series C Preferred been converted immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such Liquidating Dividend are to be determined.

     Section 8.     Purchase Rights.
                    ---------------

     If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of the Common Stock (the "Purchase Rights"), then each holder of Series C Preferred shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Series C Preferred immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

     Section 9.     Event of Noncompliance.
                    ----------------------

     9A.  Definition.  An Event of Noncompliance shall have occurred (i)
          ----------
whenever dividends on the Series C Preferred shall be in arrears in an amount equal to at least four full quarterly dividends, whether or not consecutive and whether or not the payment of such dividends is legally permissible or is prohibited by any agreement to which the Corporation is subject; or (ii) if the Corporation or any Significant Subsidiary (as defined in Section 11 hereof) makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any Significant Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any Significant Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any Significant Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any Significant Subsidiary or of any substantial part of the assets of the Corporation or any Significant Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any Significant Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any Significant Subsidiary and either (a) the Corporation or any such Significant Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 90 days.

          The Corporation shall promptly deliver notice of the occurrence of an Event of Noncompliance to the holders of Series C Preferred upon discovery thereof.

     9B.  Consequences of Event of Noncompliance.  If an Event of Noncompliance
          --------------------------------------
has occurred and is continuing, the number of directors constituting the Board shall, at the request of the holders of a majority of the Series C Preferred then outstanding, be increased by two members, and the holders of the Series C Preferred shall have the special right, voting separately as a single class

(with each Share being entitled to one vote) and to the exclusion of all other classes of the Corporation's stock, to elect two individuals to fill such newly created directorships, to fill any vacancies in such directorships and to remove any individuals elected to such directorships. The newly created directorships shall be entitled to the same rights and powers as the other directorships of the Corporation. The special right of the holders of Series C Preferred to elect individuals to fill such directorships, to fill any vacancies in such directorships and to remove any individuals elected to such directorships may be exercised at the special meeting called pursuant to this Section 9B, at any annual or other special meeting of stockholders and, to the extent and in the manner permitted by applicable law, pursuant to a written consent in lieu of a stockholders meeting. Such special right shall continue until such time as there is no longer any Event of Noncompliance in existence, at which time such special right shall terminate subject to revesting upon the occurrence and continuation of any subsequent Event of Noncompliance which gives rise to such special right hereunder.

          At any time when such special right has vested in the holders of the Series C Preferred, a proper officer of the Corporation shall, upon the written request of the holders of at least 10% of the Series C Preferred then outstanding addressed to the secretary of the Corporation, call a special meeting of the holders of Series C Preferred for the purpose of electing or removing directors pursuant to and in accordance with this Section 9B. Such meeting shall be held at the earliest legally permissible date at the principal office of the Corporation, or at such other place designated by the holders of at least 10% of the Series C Preferred then outstanding. If such meeting has not been called by a proper officer of the Corporation within 10 days after personal service of such written request upon the secretary of the Corporation or within 20 days after mailing the same to the secretary of the Corporation at its principal office, then the holders of at least 10% of the Series C Preferred then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the Corporation's principal office, or at such other place designated by the holders of at least 10% of the Series C Preferred then outstanding. Any holder of Series C Preferred so designated shall be given access to the stock record books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to this Section 9B.

          At any meeting or at any adjournment thereof at which the holders of Series C Preferred have the special right to elect or remove directors, the presence, in person or by proxy, of the holders of a majority of the Series C Preferred then outstanding shall be required to constitute a quorum for the election or removal of any director by the holders of the Series C Preferred exercising such special right. The vote of a majority of such quorum shall be required to elect or remove any such director.

          Any directors so elected by the holders of Series C Preferred shall continue to serve as directors of the Corporation until the date on which there is no longer any Event of Noncompliance in existence. On such date, the number of directors constituting the Board shall decrease to such number as constituted the whole Board immediately prior to the occurrence of the Event of Noncompliance giving rise to the special right to elect directors.

          If any Event of Noncompliance exists, each holder of Series C Preferred shall also have any other rights which such holder is entitled to under any contract or agreement and any other rights which such holder may have pursuant to applicable law.

     Section 10.    Record Holders.
                    --------------

     The Corporation shall deem and treat the record holder of any Series C Preferred as the true and lawful owner thereof for all purposes, and the Corporation shall not be affected by any notice to the contrary.

     Section 11.    Definitions.
                    -----------

          "Business Day" means any day other than a Saturday, Sunday or a day on
           ------------
which state or federally chartered banking institutions in Dallas, Texas are not required to be opened.

          "Closing Date" has the meaning given such term in the Stock Purchase
           ------------
Agreement.

          "Common Stock" means, collectively, the Corporation's Common Stock,
           ------------
par value $.01 per share (including any and all Conversion Stock), and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any Liquidation of the Corporation.

          "Common Stock Deemed Outstanding" means, at any given time, the number
           -------------------------------
of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to Sections 6E(i) and 6E(ii) hereof whether or not the Options or Convertible Securities are actually exercisable at such time.

          "Conversion Price" means the conversion price per share of Common
           ----------------
Stock into which the Series C Preferred is convertible, as such conversion price may be adjusted pursuant to Section 6D hereof.

          "Conversion Stock" means shares of the Corporation's Common Stock,
           ----------------
provided that if there is a change such that the securities issuable upon conversion of the Series C Preferred are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of the Series C Preferred if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

          "Convertible Securities" means any stock or securities directly or
           ----------------------
indirectly convertible into or exchangeable for Common Stock.

          "Junior Securities" means any capital stock or other equity securities
           -----------------
of the Corporation, except for the Series C Preferred.

          "Liquidation Value" of any Share as of any particular date shall be
           -----------------
equal to $25.00.

          "Loan Agreements" means all loan or credit agreements or indentures to
           ---------------
which the Corporation is a party at any time.

          "Mandatory Conversion Date" means the third anniversary of the Closing
           -------------------------
Date.

          "Market Price" of any security on any day means the closing price of
           ------------
such security's sales on such day on the principal securities exchange on which such security may at the time be listed, or, if there were no sales on such exchange on such day, the average of the highest bid and lowest asked prices on such exchange at the end of such day, or, if on such day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or, if on such day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Corporation and the holders of a majority of the outstanding Shares of the Series C Preferred. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of a majority of the outstanding Shares of the Series C Preferred. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser. For purposes of this definition, "Market Price" shall include, in the case of an underwritten public offering or a private offering of securities that are currently publicly traded, an allowance for a customary discount to the current market trading price which is determined by the managing underwriter (if any) and the Corporation to be reasonably required to effect such offering.

          "Options" means any rights, warrants or options to subscribe for or
           -------
purchase Common Stock or Convertible Securities.

          "Significant Subsidiary" means, with respect to any person, a
           ----------------------
Subsidiary constituting a "significant subsidiary" of such person for purposes of Rule 1-02(w) of Regulation S-X under the Securities Act of 1933, or any successor provision thereof.

          "Stock Purchase Agreement" means the Amended and Restated Stock
           ------------------------
Purchase Agreement dated as of December 13, 1999, by and between the Corporation and Wiser Investment Company, LLC, as such agreement may from time to time be amended in accordance with its terms.

          "Subsidiary" means, with respect to any person, any corporation,
           ----------
limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that person or one or more of the other Subsidiaries of that person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that person or one or more of the other Subsidiaries of that person or a combination thereof. For purposes hereof, a person or persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such person or persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses.

          "Warrant Agreement" has the meaning given such term in the Stock
           -----------------
Purchase Agreement.

     Section 12.    Amendment and Waiver.
                    --------------------

     No amendment, modification or waiver of any provision of Sections 1 to 15 of this Certificate of Designations shall be binding or effective without the prior written consent of the holders of at least two-thirds of the Series C Preferred outstanding at the time such action is taken; provided that no such action shall (a) change the rate at which or the manner in which dividends on the Series C Preferred accrue or the times at which such dividends become payable, without the prior written consent of the holders of at least 90% of the Series C Preferred then outstanding, (b) increase the Conversion Price of the Series C Preferred or decrease the number of shares or class of stock into which the Series C Preferred is convertible other than as provided under Section 6 hereof, without the prior written consent of the holders of at least 90% of the Series C Preferred then outstanding or (c) change the percentage required to approve any change described in clauses (a) and (b) above, without the prior written consent of the holders of at least 90% of the Series C Preferred then outstanding.

     Section 13.    Notices.
                    -------

     Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by first class registered or certified United States mail or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation (attention: Secretary) at its principal executive offices and
(ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation, or to such other address as the Corporation or holder, as the case may be, shall have designated by notice similarly given.

     Section 14.    Acquired Shares.
                    ---------------

     Any Shares of Series C Preferred purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such Shares shall upon their cancellation become authorized but unissued shares of preferred stock of the Corporation and may be reissued as part of a new series of preferred stock to be created by resolution or resolutions of the Board, subject to the conditions and restrictions on issuance set forth herein.

     Section 15.    Successors and Transferees.
                    --------------------------

     The provisions applicable to Shares of Series C Preferred shall bind and inure to the benefit of and be enforceable by the Corporation, the respective successors to the Corporation, and by any record holder of Shares of Series C Preferred.

                              *     *     *     *

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be signed this 25th day of May, 2000.


                                  THE WISER OIL COMPANY

                                  By: /s/ Andrew J. Shoup, Jr.
                                     -----------------------------------
                                     Name: Andrew J. Shoup, Jr.
                                          ------------------------------
                                     Title: President
                                           -----------------------------